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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Genzyme Corporation on Forms S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-22464, 33-29440, 33-21241, 33-29918, 33-30007, 33-35067, 33-37236, 33-41933,
33-51416, 33-55656, 33-58351, 33-58353, 33-58355, 33-58359, 33-60435, 33-60437,
33-68168, 33-68118 and 33-68208) and on Forms S-3 (File Nos. 33-42325 and
33-47242) of our reports dated March 1, 1996, except as to Note Q which is March 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation and Subsidiaries, dated March 1, 1996 except as to Note R which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme General Division and dated March 1, 1996 except as to Note O which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division all as of December 31, 1994 and
1995 and for each of the three years in the period ended December 31, 1995, which reports are included in this 1995 Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 1, 1996